Exhibit 21

SUBSIDIARIES OF ARROW ELECTRONICS, INC.
As of December 31, 2021

The following is a list of subsidiaries of Arrow Electronics, Inc., omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2021:

Entity Name	Jurisdiction of Incorporation or Organization
A.E. Petsche Company, Inc.	United States of America
Arrow Brasil S.A.	Brazil
Arrow ECS Canada Limited	Canada
Arrow Electronics (UK), Inc.	United States of America
Arrow Electronics Canada Ltd.	Canada
Arrow Electronics International, Inc.	United States of America
Arrow Enterprise Computing Solutions, Inc.	United States of America
Components Agent (Cayman) Ltd	Cayman Islands
PCG Trading, LLC	United States of America
Richardson RFPD, Inc.	United States of America
SiliconExpert Technologies, Inc.	United States of America
Aspen Labs, LLC	United States of America
immixGroup, Inc.	United States of America
immixTechnology, Inc.	United States of America
EC America, Inc.	United States of America
Data Modul Inc.	United States of America
eMedia Asia Ltd.	Barbados
Arrow International Holdings Limited	Cayman Islands
Arrow Global Supply Chain Services Inc.	United States of America
Arrow Asia Pac. Limited	Hong Kong
Arrow Components (M) Sdn Bhd	Malaysia
Arrow (China) Electronics Trading Co., Ltd.	China
Arrow Electronics ANZ Holdings Pty Ltd	Australia
Arrow Electronics Asia (S) Pte Ltd	Singapore
Arrow Electronics Australia Pty Ltd.	Australia
Arrow Electronics China Limited	Hong Kong
Arrow Electronics Japan GK	Japan
Arrow Electronics Korea Limited	Korea South
Arrow Electronics Taiwan LTD	Taiwan
Arrow/Components (Agent) Ltd.	Hong Kong
Components Agent Asia Holdings Ltd.	Mauritius
Richardson RFPD Hong Kong Ltd	Hong Kong
Ultra Source Technology Corp.	Taiwan
Arrow Chip One Stop Holdings GK	Japan
Chip One Stop (Hong Kong) Limited	Hong Kong
Ultra Source Trading Hong Kong Limited	Hong Kong
Arrow Enterprise Computing Solutions India Private Ltd	India

Entity Name (continued)	Jurisdiction of Incorporation or Organization (continued)
Data Modul Hong Kong Ltd.	Hong Kong
ATM Electronic Corp.	Taiwan
Data Modul Electronics Technology (Shanghai) Co. Ltd.	China
Arrow ECS Australia Pty Limited	Australia
e-InfoChips Private Limited	India
Converge (Hong Kong) Electronics Limited	Hong Kong
A.E. Petsche SAS	France
Arrow Central Europe GmbH	Germany
Arrow Components Sweden AB	Sweden
Arrow ECS A.S.	Czech Republic
Arrow ECS B.V.	Netherlands
Arrow ECS Finland OY	Finland
Arrow ECS Internet Security AG	Austria
Arrow ECS Kft.	Hungary
Arrow Enterprise Computing Solutions Ltd	Israel
Arrow ECS Nordic A/S	Denmark
Arrow ECS Norway AS	Norway
Arrow ECS SA NV	Belgium
Arrow ECS SARL	Morocco
Arrow Services Sp.z.o.o.	Poland
Arrow ECS Sp.z.o.o.	Poland
Arrow ECS Support Center Ltd.	Israel
Arrow ECS Sweden AB	Sweden
Arrow ECS SAS	France
Arrow Electronics (UK) Ltd.	United Kingdom
Arrow Enterprise Computing Solutions Limited	United Kingdom
Arrow France SAS	France
Arrow Iberia Electronica SLU	Spain
Arrow Norway A/S	Norway
Arrow/Rapac, Ltd	Israel
B.V. Arrow Electronics DLC	Netherlands
Arrow Enterprise Computing Solutions S.A.	Spain
Arrow Electronics D.O.O.	Slovenia
Arrow Electronics Italia S.r.l.	Italy
Arrow ECS Denmark A/S	Denmark
ARW Portugal Unipessoal LDA	Portugal
Arrow ECS Baltic OU	Estonia
Arrow Electronics GmbH & Co. KG	Germany
Arrow Value Recovery EMEA BV	Netherlands
ARW Enterprise Computing Solutions, S.A.	Spain
ARROWECS Portugal Sociedade Unipessoal, Lda.	Portugal
Arrow ECS Internet Security, S.L.	Spain
Arrow ECS Sarl	Luxembourg
Arrow ECS GmbH	Germany

Entity Name (continued)	Jurisdiction of Incorporation or Organization (continued)
Arrow ECS S.r.l.	Italy
CSS Computer Security Solutions Ltd.	United Kingdom
CSS Computer Security Solutions Erwerbs GmbH	Germany
Arrow Central Europe Holding Munich GmbH	Germany
Data Modul AG	Germany
Data Modul Weikersheim GmbH	Germany
Data Modul France S.a r.l	France
Data Modul Iberia S.L.	Spain
Data Modul Ltd.	United Kingdom
Data Modul Suisse GmbH	Switzerland
Data Modul Italia S.r.l.	Italy
Arrow ECS Support Center Morocco, S.A.R.L.A.U	Morocco
Arrow ECS (Ireland) Limited	Ireland
Data Modul Polska Sp.z o.o.	Poland
Arrow ECS s. r. o.	Slovakia